Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Petrohawk Energy Corporation on Form S-3 of our report, dated February 14, 2003, appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2004. We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Orange, California
June 21, 2005